UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

BELARUS CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52502	26-2373311
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2120 Jadeleaf Ct.,
Las Vegas, Nevada 89134
(Address of principal executive offices) (zip code)

(702) 233-4804
(Registrant's telephone number, including area code)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements and information relating to Belarus Capital Corp., (“the Company”). The Company intends to identify forward-looking statements in this prospectus by using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," "estimates," "predicts," "potential," "continue," or similar terminology. These statements are based on the Company’s beliefs as well as assumptions the Company made using information currently available to us. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Because these statements reflect the Company’s current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with the shareholders (the “Shareholders”) of Xtreme Products Inc., a Nevada corporation (”Xtreme”), pursuant to which the Company purchased from the Shareholders approximately 97.43% of the issued and outstanding shares of Xtreme’s common stock in consideration for the issuance of 37,837,800 shares of common stock of the Company (the "Share Exchange"). The Company anticipates that it will acquire the balance of the shares of Xtreme in the near future.

In connection with the Share Exchange, Xtreme surrendered to the Company for cancellation all of the 5,000,000 shares of Common Stock of the Company that it owned. Prior to the Share Exchange, Xtreme was the sole shareholder of the Company. The Share Exchange resulted in a change in control of the Company with the Shareholders owning all 37,837,800 issued and outstanding shares of common stock of the Company after giving effect to the Share Exchange.  As a result of the Exchange Agreement, (i) Xtreme became a subsidiary of the Company and (ii) the Company succeeded to the business of Xtreme as its sole business.   Accordingly, the Company intends to change its name to Xtreme Products Inc.

Pursuant to the Exchange Agreement, the Shareholders transferred all of their Xtreme shares to the Company in consideration of the issuance of 37,837,800 shares of common stock of the Company to the Shareholders.  The common stock was issued to persons owning more than five percent, as follows:

Name	Number of Shares
Neil Roth	4,625,600
Sanford Leavitt	22,261,300
Greg Hoggatt	4,563,400

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 hereof.

NOTE: The discussion contained in this Item 2.01 relates primarily to Xtreme.  Information relating to the business and results of operations of the Company and all other information relating to the Company has been previously reported in its Annual Report on Form 10-K for the year ended December 31, 2007 and prior periodic filings with the Securities and Exchange Commission (the “SEC”) and is herein incorporated by reference to those reports.

DESCRIPTION OF BELARUS’ BUSINESS

Organizational History

The Company was originally incorporated in the State of Colorado on December 29, 2005.  The Company completed a migratory merger on August 18, 2008 and is currently incorporated in the state of Nevada.  As a result of the Exchange Agreement, (i) Xtreme became a subsidiary of the Company and (ii) the Company succeeded to the business of Xtreme as its sole business.  The Company intends to change its name to Xtreme Products Inc.

DESCRIPTION OF XTREME’S BUSINESS

Overview of Business

Xtreme Products, Inc., a Nevada company, is developing revolutionary, green electric powered land and watercraft. Under the logo “Xtreme Green”, these green powered products will include Xtreme sports products such as jet boards, personal mobility vehicles, motor scooters, go carts, jet skis, and ATVs. They will also include everyday products such as light trucks, people movers, golf carts and golf “cars”. To date, Xtreme has not generated any significant revenues.

Designed with proprietary energy management systems and electric propulsion systems, these products will have the power and ability of gas powered engines, but without the particulate pollution or noise pollution. Xtreme aims for its Xtreme Green products to become the new wave and standard in Xtreme sports and everyday electric powered living.

Products

Xtreme Green Jetboard

Xtreme Green’s first product is expected to be a new personal watercraft. The Xtreme Green Jetboard, (XGJ) is a personal watercraft offering riders the experience of jet surfing and jet skiing. Xtreme believes that with the advent of the environmental restrictions, tougher emission standards and requirements, coupled with several states and even countries now restricting various lakes and water ways, there will be increased demand for the next generation of electric powered watercraft.

The XGJ utilizes both its proprietary “Electric Propulsion System”, and “Battery Management System”. Each of these components combined with an innovative hull design and a flexible handle will allow for riders of all skill levels. The specially designed battery packs allow long riding periods, and a quick and easy disconnect system to change batteries. Measuring 90-inches long by 28-inches wide, the XGJ weighs 250 pounds. It has a max speed of 35 mph and the self contained lithium battery packs will run the Xtreme Green Jetboard for approximately one to two continuous hours based on speed.

Xtreme has completed the design, testing and production capabilities for the introduction of the first electric XGJ and plans to begin production in the first quarter of 2009. This electric board will open the market further for riders into environmentally protected lakes and rivers that do not allow gas engines. This not only expands the market possibilities in the U.S., but also in many parts of the world including the Caribbean and parts of Australia, etc., that have outlawed the usage of gas engines in wildlife areas. Xtreme will also produce or license associated products such as sunglasses, wetsuits, bathing suits, shirts, hats, and backpacks.

Highlights of the Xtreme Green Jetboard are as follows:

✓	Ergonomically designed and tested handle/steering control package
✓	Flow-thru water-coolant system
✓	Euro CE compliance and marked

Xtreme has received indications of interest worldwide for the Xtreme Green Jetboard. It believes that the personal watercraft segment could garner a significantly larger share in the industry with the release of a product such as the Xtreme Green Jetboard. The Xtreme Green Jetboard reaches speeds of up to 30 mph. Bombardier’s Sea-Doo currently holds around 44% of the PWC market, followed by Yamaha’s Wave Runner. Xtreme’s management believes that the innovative natures of the Xtreme Green Jetboard will help distinguish it in this market, which is wide open for new entrants with a competitive edge. Adding to the innovative nature of the board is the revolutionary use of a proprietary electric power system that will enter personal watercraft into the “environmentally safe” market. Xtreme’s outsource manufacturing and corporate structure allows it to undercut the competition’s pricing while bringing to market a product unlike any other.
Police Mobility Vehicle (PMV-A09)

The Xtreme Green Police Mobility Vehicle (PMV) is designed to replace the bicycle and foot patrol with state of the art, efficient urban neighborhood and downtown patrol. The three wheel design and the size of the vehicle (approximately 58” long and 32” wide) will allow officers to patrol on sidewalks safely as well as go through open doorways and up 8” curbs when in pursuit or rushing to a crime scene. The electric propulsion system and energy management will allow an officer to patrol as much as 80 miles without a charge at about 1 cent per mile cost. With the internal charger, the PMV can be recharged with any 110 volt outlet. The PMV is designed with sufficient storage units to allow an officer to carry the emergency supplies hard to carry on a bicycle or on foot.

The main features of the PMV are:

•	One person electric vehicle with unique three wheel design
•	Compact design allows rider to easily enter buildings and clear interior doorways
•	Direct drive – no chains or sprockets
•	Low center of gravity gives level and secure ride
•	Shock absorbers and anti-fatigue pads for smooth safe, fatigue free ride
•	Turns within its own radius for easy maneuverability
•	Speeds of up to 29 miles per hour
•	Hub wheel motor allows for quick pickup
•	Easily clears standard sidewalk curbs of up to 8” height
•	Lithium Ion Battery System with proprietary Energy Management System (EMS). Long life batteries can be charged 3000 times with no discernable deterioration in performance
•	Travel over 80 miles on one charge
•	Internal charger allows for charging using any 110/220 volt outlet
•	Complete police lighting and siren package
•	Ample storage compartments
•	Hydraulic disc brakes
•	Automatic parking brake engagement when rider dismounts vehicle

The police/ security PMV is the first three-wheeler that Xtreme will produce. Xtreme Products is working on a consumer version that will be less expensive and will ride at lower speeds.

Xtreme has received indications that police forces and security firms are presently waiting for the first prototypes to complete their testing requirements, which should occur by the end of November 2008. The Company is completing an agreement with the largest distributor to the police and law enforcement agencies in the United States to be the exclusive supplier of a 3-wheel PMV.

Electric Motorcycle

In addition to the products discussed above, Xtreme is completing plans to have a full-sized (2 meters long) electric scooter that runs on Lithium cells completed and available for order in the first half of 2009. this scooter is over 6 feet long, will drive at speeds of 45 MPH and will go up to 75 miles on a single charge, the perfect vehicle for going back and forth to work for pennies per day.

The main features of the Electric Motorcycle are:

•	3000 watt 60 volt hub motor
•	6.5 feet long, wheelbase of 4.8 feet
•	Net weight of 266 pounds
•	Load capacity of 330 pounds
•	State of the art Lithium Ion Battery System
•	Lithium Ion Battery System will last for over 2000 charges – almost 7 years
•	Proprietary computerized Battery Management System for safety and long life
•	Speeds approaching 50 MPH
•	Maximum range of up to 75 miles depending on the battery system purchased
•	Climbing capacity of over 20 degree grade
•	Front disk brakes and rear drum brakes
•	Includes a built in charger – 110/220 volts

Xtreme Products will implement the diffusion theory of innovation, which has been successful when introducing new and innovative products to the market. It will focus on the following five stages: knowledge, persuasion, decision, implementation, and confirmation. This strategy will attract rental locations and distributors who will then advertise the product to the public and governmental agencies, informing them of the benefits and entertainment that the product will provide. This will aid the end user’s decision to purchase the Xtreme Green products and satisfaction will be confirmed upon initial use. Further, Xtreme Products has developed a comprehensive publicity Green campaign to reach prospective customers and maximize brand awareness, thereby solidifying positive brand recognition within the industry.

Associated Product Lines

Xtreme intends to produce a full complement of Xtreme Green branded apparel and accessories (to be sold online and through retail locations) including:

✓	Sunglasses
✓	Wetsuits
✓	Bathing suits/beach apparel
✓	Golf shirts
✓	Backpacks
✓	Hats
✓	Other lifestyle accessories

Markets and Customers

Market Analysis Summary

In 2005, approximately 79,900 personal watercrafts (PWCs) were sold in the United States, according to the National Marine Manufacturers Association (NMMA) (http://www.nmma.org/facts/boatingstats/2007/files/Abstract.pdf). With an average sales price of $9,495, this figure creates a total retail value of $761.5 million. Xtreme believes the Xtreme Green Jetboard will become the next “must own” watercraft in this industry, creating solid sales growth for the product well into the future. Xtreme also expect the PWC market to experience a significant growth cycle during the next decade as older models are replaced with cleaner-burning, higher-powered models retailing for more than $10,000. In addition, the development of this Green, environmentally safe personal watercraft is expected to expand dramatically the market into areas and countries that do not allow gas-powered engines any longer.

Sales of personal watercrafts had been slumping in recent years. This was due, in part, to legislation that banned PWCs from 21 national parks in 2000. As of February 2007, 13 of the national parks have reinstated PWC access and others are in the process of completing environmental studies on PWC use, a sign that overall acceptance of the vehicles will rise. Additionally, the entry of the electric Xtreme Green Jetboard will increase the visibility of environmentally friendly personal watercraft, and as such will incite legislators to lift restrictions on the remaining parks.

The market for the Police Mobility Vehicle consists of police departments, federal agencies, security firms, school districts and large manufacturing and warehousing facilities. All of these categories are international in nature. For the first two years, Xtreme intends to distribute within the United States. If there is interest overseas, Xtreme will expand its focus to cover those areas as well.

In the United States alone, there are over 18,769 police departments, with over 663,000 police officers. There are over 97,000 elementary and secondary schools. There are over 2000 security companies and untold number of large warehouse and manufacturing facilities. All of these locations as well as the armed services, the ATF and large state and federal buildings consist of the market segment that the PMV will enter into.

Market Needs

Personal watercrafts are currently used for both leisure riding and competitive racing. PWCs are very popular and are generally classified as recreational boats under 12 feet in length, powered by a small, inboard, water-cooled engine and a jet-pump mechanism. Personal watercraft differ from other recreational boating craft in that they are much smaller in size, generally lower in cost, easier to store, less expensive to maintain, and are used more as a source of entertainment rather than for basic transportation or other functions, such as fishing.

Competition

Xtreme is aware of four major players in the PWC industry that control approximately 90% of the market. None of these players have developed a “green” personal watercraft to date. Bombardier’s Sea-Doo continues to dominate the market, followed by Yamaha’s Wave Runner and Kawasaki’s Jet Ski. Honda recently entered this market (2002) because of the increase in demand and relatively low competition. Companies at the top also have benefited from Polaris’ discontinuation of its PWC model in 2004, which had controlled about 9% of the market.

Xtreme believes that its electric Xtreme Green Jetboard will be the first PWC of its type that will give a consumer a “thrill” ride at speeds more than 30 mph. This is expected to create a whole new market within the PWC market.

Manufacturers such as Kawasaki have expressed an interest in penetrating this sector with a product similar to the Xtreme Green Jetboard. Xtreme’s product launch and the ensuing consumer demand could make such a strategy all the more desirable. With their brand equity, engineering/R&D budgets, distribution and service channel, and manufacturing infrastructure, they could potentially enjoy a serious competitive advantage.

However, Xtreme Products’ reliance on quality outsource manufacturing associates affords it a nimbleness that large manufacturers cannot replicate. Additionally, competitors’ fixed costs will demand they price their products high. Xtreme’s go-to-market pricing strategy and production efficiencies will allow it to begin offering deep discounts upon launch with a $7,000 per unit price – as much as 33% lower than the competition - while still maintaining significantly wide profit margins against cost of goods and overhead.

The competitive situation for the PMV is much clearer. There are two major manufacturers of products in this category.

The first is the Segway Personal Transporter. This product is two wheeled and works off of a gyroscope system. The price for this unit is less expensive than Xtreme’s PMV but has many differences. Some of these differences are:

•	Lower speed (12-15 MPH)
•	Fatiguing when used for lengths of time
•	Little room for accessories and emergency equipment
•	No protection for rider
•	Does not include internal charger
•	History of breakdowns

Presently, they are approximately 450 police departments using Segway PTs. In speaking to these users, the major complaints include stomach discomfit and large breakdown rates.

The second competitor is T3 Motion. T3 has created and marketed a similar three wheel vehicle to what the Company will be producing. The costing on T3 is about the same as the PMV. When looking at both vehicles, at first there are some similarities but the PMV actually is much different and addresses a number of design features missing in the T3. They include:

•	PMV has a lower center of gravity for more stability than the T3
•	PMV includes suspension and anti-fatigue mats, not on the T3
•	PMV has a hub motor and will go 29 MPH, police version of the T3 has a chain drive and goes 25MPH
•	PMV includes an internal charger, T3 requires a second battery pack to get through the day
•	PMV has an auto braking system when the rider leaves
•	PMV easily clears 8” curb, T3 not built to go over curbs

Xtreme believes that its PMV is the most state-of-the-art and cost effective vehicle that has been offered for use in the police and security field to date.

Strategy and Implementation Summary

Xtreme will introduce its innovative and unique product to the marketplace through the implementation of a strong and inclusive marketing plan that utilizes both direct and indirect methods of advertising. To increase awareness, Xtreme Products has outlined a series of public relation and advertising marketing programs. Initially, Xtreme plans the development of a strong distributor network.

Marketing Strategy

Xtreme Products will follow a creative marketing plan that will allow it to focus directly on its target market while using its advertising dollars conservatively. The primary focus of the marketing strategy is to grow the Company’s client base. The Company will engage in the following marketing tactics:

Tradeshows:

o
Xtreme will attend trade boat shows and police and security meetings and tradeshows throughout the United States to increase awareness of its product to prospective customers and to simultaneously establish industry connections and contacts.

Media:

o
Xtreme Products will advertise in trade publications and magazines that service the market segments for both the Jetboard and the PMV. These ads will include a picture of the Company’s product and all necessary contact information.

Representatives:

o
Xtreme intends to recruit a large base of U.S. rental representatives on a geographical basis. After these representatives invest money in their area, they will be entitled to set up rental associates that will be able to lease Xtreme Green Jetboards directly from Xtreme, paying the retaining representative a commission on each leased board. This will establish a greater awareness of Xtreme and its products as well as increase its customer base. These representatives will also have the rights to a consumer version of the PMV once that comes to market, as well as any other products Xtreme creates.

o
Xtreme Products has already created an International Representative program. This will enable representatives to purchase rights to a section of a country for a fee, based on the size of the country; this will allow them the ability to purchase a minimum amount of Xtreme Green Jetboards and PMVs on an annual basis. Xtreme will set up websites that accessed on Xtreme’s main website. Both U.S. and International Representative Teams will also distribute Xtreme videos, brochures, DVDs, and CDs in order to successfully market to its customers.

Partnerships:

o
Xtreme will seek to form partnerships with producers and distributors to request placements of the Xtreme Green Jetboard and PMV product in movies and television shows. This kind of product exposure will prove to be a significant selling point and will augment sales significantly.

As Xtreme expands, it will reevaluate its marketing strategy to accommodate regional consumer dynamics – the variants each region has in social, economic, and buying trends. At the corporate level, an internet-based and direct marketing strategy will continue to create awareness.

Internet Strategy

Xtreme intends to operate with an internet strategy to make its products known to a national audience. The site will be professionally designed, easily navigable, and will have a shopping cart feature allowing users to purchase Xtreme’s Company’s products from the convenience of their homes or offices. The site will be search engine optimized and Xtreme will additionally utilize Cost-Per-Click (CPC) marketing with Google AdWords and Yahoo!.

Regulations

General

Xtreme’s operations are subject to extensive federal, state, provincial, territorial, local and international environmental and safety laws and regulations relating to, among other things, the generation, storage, handling, emission, transportation, disposal and discharge of hazardous and non hazardous substances and materials into the environment and employee health and safety. Permits are required for certain of Xtreme’s operations, which are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their laws and regulations, and violations may result in enforcement actions such as convictions, the payment of fines or the issuing of injunctions, or some combination of the foregoing. As the requirements of such laws and enforcement policies have generally become stricter in recent years, Xtreme is unable to predict the ultimate cost of compliance with environmental and health and safety laws and enforcement policies. Xtreme endeavors to ensure that its facilities comply with applicable environmental laws and regulations.

Laws and regulations relating mostly to engine gaseous emissions, sound levels, safety and manufacturing standards are in place or will gradually be implemented in jurisdictions where Xtreme’s products are manufactured and sold. Xtreme believes its products comply with all existing legislative and regulatory requirements in the jurisdictions where they are manufactured or sold. Moreover, Xtreme is taking appropriate measures to ensure that its products will be compliant with anticipated more stringent regulations as they become effective from time to time. While these efforts require substantial expenditures, it is impractical at this time to isolate these specific costs from total project costs.

Manufacturing

Xtreme plans to have the components for its products assembled in both China and the United States. It is exploring the possibility of both manufacturing as well purchasing the necessary components. While it is anticipated that the majority of the individual components will be produced in Asia, Xtreme believes that the increase in shipping costs, the strength of the dollar and the increase in labor costs in Asia will make it productive to assemble the PMV and the JetBoard in the United States. Xtreme intends to have the Electric Motor Scooter manufactured, assembled and shipped from China.

Xtreme is presently negotiating for a 30,000 sq ft facility in Las Vegas, NV that will include corporate offices, warehouse and assembly plant. This facility is expected to go on line in the first quarter of 2009.

In Asia, Xtreme intends to hire a fulltime employee to set up and manage the coordination and purchasing of components, the assembly plant for the products and the quality control visits to suppliers. Xtreme expects to have that person in place by December 2008.

Intellectual property

Xtreme does not currently have any patents or patent applications for any of its products or their components.

Employees

Except for our two executive officers, we presently have no employees.  None of its employees is represented by a labor union, and Xtreme considers its employee relations to be excellent.  Xtreme seeks to use contract workers and anticipates maintaining a small full-time employee base.

Description of Property

The Company’s principal offices are located at 2120 Jadeleaf Ct., Las Vegas, NV 89134 at no cost to the Company by one of our officers. It is anticipated that the Company will lease office space in the near future however no current lease has been negotiated.

Legal Proceedings

From time to time, Xtreme may be named in claims arising in the ordinary course of business.  Currently, no legal proceedings or claims are pending against or involving Xtreme that could reasonably be expected to have a material adverse effect on its business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview

Xtreme Products Inc. (“Xtreme”, “we”, “our”, “us”) was incorporated under the laws of the State of Nevada on May 21, 2007. We are a development stage company and as such, we have not generated any revenue since our inception. We are developing a line of electric powered products such as jet boards, personal mobility vehicles, motor scooters, go carts, jet skis, and ATVs. We also intend to develop additional products such as light trucks, people movers, ,golf carts and golf cars. Our product line will be based on our proprietary “green” energy management system and electric propulsion system. These products will have the power and ability of gas powered engines, but without the particulate pollution or noise pollution.

Pursuant to the terms of a Share Purchase Agreement dated August 16, 2007, we purchased 5,000,000 shares of common stock of Belarus Capital Corp. (“Belarus” or the “Company”) in a private purchase transaction in exchange for $125,000 in cash and 1,000,000 shares of our common stock. At the time of the closing of this transaction, the 5,000,000 shares represented 100% of the issued and outstanding shares of common stock of Belarus. We funded the cash portion of the purchase cost through a combination of a $40,000 loan from one of our founding stockholders and from the proceeds of a private placement of 184,000 shares of our common stock at $0.50 per share. The value ascribed to the 1,000,000 shares of Xtreme stock issued in this transaction was $500,000 ($0.50 per share) which resulted in a total purchase cost of $625,000 related to the purchase of the Belarus shares. As a result of this transaction, Belarus became a wholly-owned subsidiary of Xtreme.

Recent Developments

On November 12, 2008, the shareholders of Xtreme entered into a Share Exchange Agreement (the “Exchange Agreement”) with Belarus pursuant to which Belarus purchased from the Xtreme shareholders 37,837,800 shares of Xtreme common stock which represented approximately 97.43% of the issued and outstanding shares of Xtreme in exchange for the issuance of 37,837,800 shares of common stock of Belarus. In connection with the Exchange Agreement, Xtreme surrendered to Belarus for cancellation, all 5,000,000 shares of common stock of Belarus that it owned and as a result, Xtreme became a subsidiary of Belarus and Belarus succeeded to the business of Xtreme as its sole business. Accordingly, Belarus intends to change its name to Xtreme Products Inc.

Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Period from Inception through December 31, 2007

Since our inception on May 21, 2007 and through December 31, 2007, we incurred general and administrative expenses of $97,585 related primarily to (i) the development of our business plan; (ii) design and development fees related to our product line and; (iii) professional fees such as legal and accounting fees related to our organizational activities. We incurred stock based compensation expense of $303,648 related to the issuance of shares of our common stock in exchange for services rendered. This non-cash expense reflects the value of the shares of common stock on the date of each grant which was $0.50. We also incurred an impairment charge of $625,000 related to our purchase of Belarus in August 2007. This non-cash expense was based on management’s evaluation of the carrying value of our investment in Belarus at December 31, 2007.

In total, our net loss for the period from May 21, 2007 (inception) through December 31, 2007 was $1,026,233 or $0.03 per share.

Six months ended June 30, 2008 compared to the six months ended June 30, 2007

Xtreme Products was organized on May 21, 2007. As a result, no meaningful comparison can be made between the period from inception through June 30, 2007 (the “2007 Period”) and the six month period ended June 30, 2008. During the six months ended June 30, 2008, we incurred general and administrative expenses of $112,022 related primarily to (i) design and development fees related to our product line and; (ii) professional fees such as legal and accounting fees related to our operations. During the 2007 Period , we did not incur any general and administrative expenses.

We incurred stock based compensation expense of $3,648 during the 2007 Period related to the issuance of an aggregate of 36,473,800 shares of our common stock in exchange for services rendered to our three founding shareholders. These shares were valued at their par value of $0.0001 and were issued on May 21, 2007.

Our net loss for the six months ended June 30, 2008 was $112,022 or $0.00 per share compared to a net loss of $3,648 or $0.00 per share for the 2007 Period. .

Liquidity and Capital Resources

Since our inception (May 21, 2007) and through June 30, 2008, we have incurred a cumulative net loss of $1,138,255. Our independent registered public accounting firm has issued a going concern opinion on our audited financial statements for the fiscal year ended December 31, 2007. At June 30, 2008, we had cash of $28,884, a net working capital deficit of $107,607 and we owed our stockholders an aggregate of $108,491. Of this total, $80,000 is due in full on December 31, 2008. The remaining stockholders loans are due on demand.

To date we have generated no revenues. The resulting lack of available cash from our operations may have an adverse impact on our liquidity, activities and operations. Until we successfully develop, manufacture, market and sell our products, we will not generate significant revenues and we may not be successful. There can be no assurances that we will achieve revenues during the next twelve months or at all. If we cannot generate sufficient revenues to continue operations, we may be forced to suspend or cease operations.
Management is seeking additional working capital through additional debt or equity private placements, additional notes payable to institutions or related parties, or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to us, if at all.

Since our inception, we have financed the costs associated with our operational and investing activities through (i) the sale of shares of our common stock pursuant to private placements, and (ii) loans from certain of our stockholders. To the extent that it becomes necessary to raise additional cash in the future, we may seek to raise it though the sale of debt or equity securities or from additional loans from our stockholders. There can be no assurances that we will be able to continue to sell shares of our common stock or borrow additional funds from any of our stockholders or third parties in order to fund the costs associated with our future operating and investing activities.

If we are successful at raising additional equity capital, it may be on terms which would result in substantial dilution to existing shareholders. If our costs and expenses prove to be greater than we currently anticipate, or if we change our current business plan in a manner that will increase our costs, we may be forced to suspend or cease operations.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex. Actual results may differ from these estimates.

We have identified the following critical accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations.

Intangibles

We account for long-lived assets and certain identified intangible assets such as patents and trademarks in accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Management reviews these long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value. We monitor our projections of expected future net cash flows on an ongoing basis.

Stock-Based Compensation

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement were effective for the Company beginning with its fiscal year ending December 31, 2007.

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

We have incurred significant losses to date and may continue to incur losses.

During the fiscal year ended December 31, 2007, we incurred a net loss of $1,026,233.  For the six month period ended June 30, 2008, we incurred a net loss of $112,022.  We may continue to incur losses for at least the next 12 months.  Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in the business of green electric powered land and watercraft for only a short amount of time, and have limited current operations.  The business of developing and producing green electric powered land and watercraft is inherently risky.  With a limited operating history, it is difficult for potential investors to evaluate our business.  Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the personal transport industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our lack of diversification will increase the risk of an investment in Xtreme, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the electric powered land and watercraft.  Larger companies have the ability to manage their risk by geographic diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Competition in developing land and watercraft and marketing our production may impair our business.

The land and watercraft industry is highly competitive.   Other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Texas alone will not alone be sufficient to fund our operations or planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants.  Although we expect that operations will be sufficient for the next 12 months, unforeseen circumstances and business setbacks may force us to raise additional funds.   Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the land and watercraft industry in particular), our status as a new enterprise without a significant demonstrated operating history and/or the loss of key management.   If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Sanford Leavitt, our Chief Executive Officer and Neil Roth, our Chief Financial Officer, could impair our ability to operate.

If we lose our key employees, Sanford Leavitt, our Chief Executive Officer or Neil Roth, our Chief Financial Officer, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified management personnel.  We are highly dependent on our management. The loss of either or both of these person’s services could have a material adverse effect on our operations.  If we were to lose these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  We do not have any employment agreements in place with any individual and do not have key-man life insurance in place for any person working for us].

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR INDUSTRY

If Xtreme is unable to meet consumers' needs by timely developing new products or improving upon its existing products, its future profitability could be negatively affected.

Xtreme's business is subject to changes in consumer preferences. The Company believes that its future success depends, in part, on its ability to develop on a timely basis new technologically advanced products or improve upon its existing products in innovative ways that meet or exceed appropriate industry standards. Maintaining its market position will require the Company to continue to invest in research and development and sales and marketing. Industry standards, customer expectations or other products may emerge that could render one or more of its products less desirable. The Company may not have sufficient resources to make necessary investments or it may be unable to make the technological advances necessary to develop new products or improve its existing products to maintain its market position. Furthermore, there can be no assurance that interest in Xtreme's products will continue to grow, or that it will be able to sustain current levels of production and sales, or to increase such levels.

Actions of Xtreme's dealers and distributors could harm its sales.

Xtreme will be dependent on a dealer and distribution network to sell and service its products on an exclusive basis. Xtreme will rely on its dealers to service and repair its products. There can be no assurance that these dealers will provide high quality repair services to its customers. If Xtreme's dealers fail to provide quality repair work to its customers, its brand and reputation may be damaged and sales of its products may be adversely affected.

Xtreme may be subject to regulations and other restrictions on its ability to terminate its dealer and distribution relationships, which prescribe the means by which it can terminate dealer and distributor relationships and impose penalties for failure to comply. These restrictions may also prevent or deter Xtreme from terminating dealer and distributor relationships that are unprofitable or otherwise undesirable to maintain.

Xtreme may not be able to execute its growth strategy, which could negatively affect its profitability.

Part of Xtreme's strategy is to continue to gain market share by leveraging the strength of its brands in existing markets and expanding its development expertise into new markets, and to grow internationally. Many factors, such as innovation, economic conditions, weather conditions and trends, consumer demand and Xtreme's competitors' abilities to achieve similar goals, will impact whether or not it is able to execute its growth strategy. Additionally, many of the markets in which Xtreme currently operates have either remained flat or declined over time. If Xtreme is not able to gain additional market share, expand into new markets and/or increase its presence internationally, its operating results may be materially harmed.

Unfavorable weather conditions could hurt Xtreme's sales, increase its inventory levels and reduce its profitability.

As a manufacturer of outdoor motorized vehicles, Xtreme's sales, inventory levels and resulting profitability are affected by weather conditions. For example, sales of personal watercraft may be affected by increased rain during the summer. Further, sales of parts and accessories for Xtreme products are also influenced by weather conditions.

A downturn in general economic or business conditions, could adversely affect the Company's business and prospects.

Most of Xtreme's products are considered to be discretionary purchases by its customers. Therefore sales of these products tend to decline during periods of economic uncertainty where consumer confidence is lower as a result of factors such as volatile fuel prices. Accordingly, the current economic conditions, including uncertainty regarding future economic prospects, could have a material adverse effect on the Company's business, financial condition and results of operations.

Xtreme's future growth increasingly depends on its business performance in markets outside of North America, which are less predictable and controllable.

Xtreme intends on deriving its revenues from countries outside of North America. The business environments in these international markets are not as well known by Xtreme and can change rapidly due to the diversity of their respective economic, political and social factors. Those factors include political and economic instability, changes to trade tariffs as well as to applicable tax laws. Xtreme's inability to accurately predict or control these factors due to its relative inexperience in those markets could affect its profitability.

Product liability and recall claims may materially affect Xtreme's financial condition and damage its reputation.

Xtreme is engaged in a business which exposes it to product liability claims in the event its products actually or allegedly fail to perform as expected or the use of its products results, or is alleged to result, in property damage, personal injury or death. Claims may arise in the future in excess of Xtreme's insurance coverage. In the future, Xtreme may not be able to adequately insure its product liability risk or the cost of doing so may be prohibitive. Adverse determination of material product liability claims made against Xtreme could have a material adverse effect on its financial condition and harm the Company's reputation.

Xtreme may be the subject of potential lawsuits for product liability claims related to (i) fuel tanks for certain of its personal watercraft and (ii) the steering design of personal watercraft, and anticipates future suits of similar nature. These and other claims Xtreme faces could be costly to the Company and require substantial management attention.

In addition, if any of the Company's products are, or are alleged to be, defective, Xtreme may be required to participate in a recall of that product if the defect or alleged defect relates to safety.

Compliance with existing and changing environmental and safety laws and regulations could increase the Company's costs or restrict its business.

The Company is subject to extensive environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. Environmental risks and liabilities are inherent in many of the Company's manufacturing operations and products. Future environmental liabilities may occur or environmental damages may result in future liabilities due to prior or present practices. Failure to comply with such laws and regulations could result in costs for corrective action, penalties or the imposition of additional liabilities or restrictions. Potential liabilities resulting from past or present practices cannot be estimated at this time and may be significant.

Additionally, changes in environmental or other laws could require extensive changes in Xtreme's operations or to its products. Xtreme cannot anticipate what the costs of compliance with these changes might be. New engine emission regulations are being phased in through the year 2010 by the U.S. federal government, the State of California, the Canadian government and the European Union.

Xtreme cannot be certain, however, that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory agencies, enactment of more stringent laws and regulations or other unanticipated events will not arise in the future and give rise to additional material environmental liabilities which could have a material adverse effect on its business, financial condition or results of operations.

Access to riding areas for motorized recreational vehicles may become more controlled.

Certain groups have made efforts to have legislation passed that would restrict access by motorized recreational vehicles to certain public lakes, parks and other areas. A reduction in the number of areas in which Xtreme's products can be used may result in a reduction in Xtreme's sales and could have a material adverse effect on its business, financial condition or results of operations.

Xtreme relies on third parties to supply materials, components and, in some instances, its products, and their failure to supply them timely and in accordance with Xtreme's quality standards could adversely affect Xtreme's sales or reputation and increase its costs.

Some important components of Xtreme products are sourced from only one or two suppliers and in some instances Xtreme has entered into relationships whereby a third-party manufacturer supplies the Company with the finished product Xtreme sells. If these suppliers ceased doing business with, decreased their supply to, or failed to timely supply Xtreme, it may be unable to find satisfactory alternative sources in time or at all. This could interrupt Xtreme's production, hurt its sales or increase its costs.

Changes in the availability or cost of raw material used to manufacture components or products for Xtreme may also negatively impact Xtreme's ability to timely deliver its products, or increase its costs.

Xtreme also enters into manufacturing agreements with third parties to produce some of its products and related components, which it markets under its brand names. Xtreme has less control over the quality of production of these products. Similarly, in return for royalties, Xtreme licenses some of its trademarks to third parties that manufacture and sell their products under the Xtreme Green Jetboard name, for example. As all of these products carry Xtreme's name or trademarks, any manufacturing defects would be associated with Xtreme and may harm its reputation and sales.

Xtreme is increasingly sourcing its materials, components and sometimes products from suppliers in low-cost countries, which are generally located far away from the Company's main production facilities. Doing business with such suppliers involves additional risks with respect to the quality and timely delivery of the sourced goods.

Xtreme may be unable to match its production to future demand, which could affect its sales or profitability.

Xtreme plans annual production levels and long-term product development and introductions based on anticipated demand. The Company relies on its market assessment and feedback from its dealers to anticipate the future volumes of purchase orders. Changes in product demand or delays in product delivery by Xtreme could impair its ability to achieve sales goals or maintain profitability.

Loss of key personnel or Xtreme's inability to attract and retain qualified personnel could hurt its business and inhibit its ability to operate and grow successfully.

Xtreme's success will continue to depend to a significant extent on its leadership team and other key management personnel as well as its ability to attract and retain qualified personnel to staff its manufacturing, research and development, design, marketing, distribution and international operations. The loss of these employees or Xtreme's inability to recruit and retain qualified personnel could have a material adverse effect on its operating results.

RISKS RELATED TO OUR COMMON STOCK

There is no trading market for our common stock and no market.

There is currently no trading market for our stock. It is anticipated that there will be a limited trading market for the Company's common stock on the National Association of Securities Dealers' ("NASD") Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the personal transport industry;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, the prices of oil and gas in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 12, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Sanford Leavitt	22,261,300	58.8%

Neil Roth	4,625,600	12.2%

Gregg Hoggatt	4,563,400	11.8%

All officers and directors as a group (2 persons)	26,886,900	71.1%

(1)
Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on 37,837,800 shares of common stock issued and outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 12, 2008.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers and directors.

Name	Age	Position

Sandy Leavitt	63	Chairman, Chief Executive Officer and Secretary
Neil Roth	56	President, Chief Operating Officer, Chief Financial Officer and Director

Sandy Leavitt, Chairman and Chief Executive Officer

Sandy Leavitt has over 30 years experience in manufacturing and marketing of automotive related parts. He has held the position of president for a number of corporations in this field, and has developed strong and enduring relationships with Associate companies in the Far East. Mr. Leavitt has been Vice President of Sumeeko USA, a manufacturer and wholesaler of industrial fasteners and fastening equipment since 2003 and has pioneered joint ventures and established global distribution channels which have enabled worldwide sales to the automotive groups from the low cost producing nations. Mr. Leavitt’s extensive experience in sales, manufacturing, and distribution has enabled the Company to develop a comprehensive plan and control of these processes.

Neil Roth, President and Chief Officer of Operations

Neil Roth has been our President and Chief Operating Officer since August 2007. He has also been the President and Chief Operating Officer of Xtreme Products, Inc., a designer and manufacturer of electric power land and watercraft since that entity’s inception in March 2007. He has also been President of Roth Enterprises since 2003. In addition, he has been President of Designed Diagnostics, Inc. since February 2006. He has over 35 years of experience in the consumer products industry and corporate management of large corporations. His experience includes top executive positions at Eckerd Drugs, Revco, Thrifty Drugs, Caldor’s, and Lionel Kiddie City among others. For the past ten years, Mr. Roth has been a highly sought after marketing consultant as well as president of a medical diagnostics company. His top level administrative experience in these multi-billion dollar companies gives him the background to set up and run the Company’s administrative needs. The marketing and sales experience will allow him to create and manage, along with Mr. Leavitt, the marketing plan of the Company.

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Executive Compensation.

To date, the Company has not paid any compensation to its executive officers or directors.

Employment Agreements

We have no employment agreements with any of our officers.

Stock Option Plan

The Company has adopted the 2008 Incentive Stock Option that provides for the issuance of up to 10,000,000 shares of common stock. The plan permits the grant of incentive stock options and nonstatutory options. In addition, it permits for the grant of stock awards. Under the 2008 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company.

The plan became effective upon the reincorporation of the Company in Nevada on August 18, 2008.

Certain Relationships and Related Transactions.

As of June 30, 2008, we owed the principal amount of $80,000 to Greg Hoggatt, one of our principal shareholders. This loan bears interest at 4% per annum and is due on December 31, 2008. As of that date, we also owed approximately $28,500 to Sandy Leavitt, our Chairman and Chief Executive Officer. This amount is non-interest bearing and is due on demand.

These loans were utilized for general working capital purposes and to fund in part, the cash portion of the purchase of Belarus..

Board Committees; Director Independence

As of this date our Board has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. The functions ordinarily handled by these committees are currently handled by our entire Board.

Description of Securities

Common Stock

Our authorized capital consists of 100,000,000 shares of common stock, $.001 par value per share, of which 37,837,800 shares were issued and outstanding as of November 12, 2008. The following description is a summary and is qualified in its entirety by our Certificate of Incorporation and By-laws as currently in effect.

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Preferred Stock

We are also authorized to issue 20,000,000 shares of preferred stock. To date no series of preferred stock have been designated. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Indemnification of Officers and Directors.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS Sections 78.7502, 78.751 and 78.752 provide broad indemnification for officers and directors, as follows:

Subsection 1 of NRS 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party’s conduct was unlawful.

Subsection 2 of NRS 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502 further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of NRS 78.751 provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of NRS 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained. Subsection 2 of NRS 78.751 provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law. Subsection 3 of NRS 78.751 provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses under Subsection 2 of NRS 78.751, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators. NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The issuances of our securities in the above transaction are exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to the transaction described above, no general solicitation was made by either us or any person acting on our behalf; adequate information was provided to the recipients of the securities; the securities sold are subject to transfer restrictions; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.01 Changes in Control of Registrant.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01above.

Item 5.06 Change in Shell Company Status.

As a result of the reverse acquisition with the shareholders of Xtreme, we are no longer a shell company.

See “Item 1.01 Entry into a Material Definitive Agreement” for information relating to the agreements pursuant to which the share exchange was consummated.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Attached hereto.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement, by and among Belarus Capital Corp., Xtreme Products, Inc. (“Xtreme”) and the shareholders of Xtreme.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belarus Capital Corp.

November 12, 2008	By:	/s/ Neil Roth
Neil Roth
Chief Financial Officer

XTREME PRODUCTS INC.
INDEX TO FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (MAY 21, 2007) TO DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Xtreme Products Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Xtreme Products Inc. (a development stage company) as of December 31, 2007, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the period from inception (May 21, 2007) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtreme Products Inc. (a development stage company) as of December 31, 2007, and the results of its operations, and its cash flows for the period from inception (May 21, 2007) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses from operations and has working capital and stockholder deficiencies. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
October 30, 2008

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2007

ASSETS
Current assets:
Cash	$5,909
TOTAL ASSETS	$5,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,100
Accrued expenses	20,000
Stockholder loans	115,394
Total current liabilities	136,494

Stockholders' deficit:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 38,257,800 shares issued and outstanding	3,826
Additional paid-in capital	891,822
Deficit accumulated during the development stage	(1,026,233)
Total stockholders' deficit	(130,585)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,909

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statement of Operations
Period From Inception (May 21, 2007) to December 31, 2007

Sales	$-
Costs and expenses:
General and administrative	97,585
Stock based compensation	303,648
Impairment of goodwill from acquisition in Belarus Capital Corp.	625,000
Total costs and expenses	1,026,233
Net loss	$(1,026,233)
Per share information - basic and diluted:

Loss per common share	$(0.03)

Weighted average common shares outstanding	37,720,458

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders' Deficit
Period From Inception (May 21, 2007) to December 31, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Par Value	Capital	Stage	Total

Issuance of common stock to founders at $.0001 per share	36,473,800	$3,648	$-	$-	$3,648
Issuance of common stock for cash at $.50 per share	184,000	18	91,982	-	92,000
Issuance of common stock for services at $.50 per share	600,000	60	299,940	-	300,000
Issuance of common stock in connection with	1,000,000	100	499,900	-	500,000
acquisition of Belarus Capital Corp. at $.50 per share
Net loss	-	-	-	(1,026,233)	(1,026,233)
Balance - December 31, 2007	38,257,800	$3,826	$891,822	$(1,026,233)	$(130,585)

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows
Period From Inception (May 21, 2007) to December 31, 2007

Cash flows from operating activities:
Net loss	$(1,026,233)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	303,648
Impairment of goodwill from the acquisition of Belarus Capital Corp.	625,000
Changes in operating assets and liabilities:
Increase in accounts payable	1,100
Increase in accrued expenses	20,000
Net cash used in operating activities	(76,485)

Cash flows from investing activities:
Cash used in acquisition of Belarus Capital Corp.	(125,000)
Net cash used in investing activities	(125,000)

Cash flows from financing activities:
Common stock issued for cash	92,000
Stockholders loans	115,394
Net cash provided by financing activities	207,394
Net increase in cash	5,909
Cash - beginning of period	-
Cash - end of period	$5,909

Supplemental Cash Flow Information:
Value of common stock issued as consideration in acquisition of Belarus Capital Corp.	$500,000

See the accompanying notes to the financial statements.

Xtreme Products Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

Note 1. Organization and Significant Accounting Policies.

Xtreme Products Inc. (the “Company”) was incorporated under the laws of the State of Nevada on May 21, 2007. The Company intends to design, manufacture and sell electric powered recreational watercraft and land based vehicles. The Company is currently in the development stage.

The financial statements presented herein include the accounts of the Company and its wholly owned subsidiary Belarus Capital Corp. (“Belarus”) which the Company acquired on August 16, 2007.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered or the service is performed. Provision for sales returns will be estimated based on the Company’s historical return experience.

Deferred revenue is recorded for amounts received in advance of the time at which services are performed and included in revenue at the completion of the related services.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Intangible Assets and Long Lived Assets

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During 2007, the Company incurred an impairment loss of $625,000 related to the goodwill associated with the acquisition of its wholly owned subsidiary Belarus Capital Corp. See Note 3.

Estimates

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Fair value of financial instruments

The Company’s short-term financial instruments consist of cash, accounts payable and accrued expenses and notes payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

The Company has adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). The Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Stock-Based Compensation

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting

For Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement were effective for the Company beginning with its fiscal year ended December 31, 2007.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive or have no effect on earnings per share.

Recent Pronouncements

In September 2006, the FASB issued SFAS 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company's consolidated financial statements.

In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)" ("SFAS 158"). SFAS 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS 158 requires prospective application, recognition and disclosure requirements effective for the Company's fiscal year ending December 31, 2007. Additionally, SFAS 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company's fiscal year ending December 31, 2009. The Company is currently evaluating the impact of the adoption of SFAS 158 and does not expect that it will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB 115” (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 will become effective as of the beginning of our 2009 fiscal year. The adoption of these new Statements is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS 141(R) “Business Combinations”. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS 160 “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced disclosures about a company’s derivative instruments and hedging activities. The Company is required to adopt the provisions of this statement in the second quarter of fiscal 2009. The adoption is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2008, the FASB issued FSP No. Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“FSP 03-6-1”). FSP 03-6-1 clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and are to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, Earnings Per Share. FSP 03-6-1 is effective for the Company’s fiscal year 2010. The Company is still in the process of evaluating the impact, if any that FSP 03-6-1 will have on the Company’s consolidated financial statements.

Note 2. Basis of Reporting

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period ended December 31, 2007, the Company had a net loss of $1,026,233 and has a working capital deficit of $130,585 at December 31, 2007. In addition, the Company has no revenue generating operations.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to establish its revenue base. Failure to secure such financing or to raise additional equity capital and to establish its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3. Acquisition of Belarus Capital Corp.

Pursuant to the terms of a Share Purchase Agreement dated August 16, 2007, the Company purchased 5,000,000 shares of common stock of Belarus directly from its sole stockholder in a private purchase transaction in exchange for $125,000 in cash and 1.0 million shares of the Company’s common stock. At the time of the closing of this transaction, the 5,000,000 shares of Belarus represented 100% of the issued and outstanding shares of common stock of Belarus.

Belarus was incorporated under the laws of the State of Colorado on December 29, 2005. Belarus is considered to be a shell company, as defined by Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). The common stock of Belarus is registered under Section 12(g) of the Exchange Act and accordingly, Belarus is required to make periodic reports pursuant to the Exchange Act. The common stock of Belarus does not trade on an established exchange or on any the over-the-counter market.

The Company used the purchase method of accounting to record the acquisition. As of the date of its acquisition by the Company, Belarus had not commenced operations and had no assets. The financial statements of Belarus are included in the consolidated financial statements of the Company effective on the acquisition date.

The Company recorded the acquisition of Belarus as follows:

Cash	$125,000
Value of common stock issued	500,000
Total	$625,000

The value ascribed to the 1,000,000 shares of common stock issued by the Company in connection with this transaction was $0.50 per share, and was based on the price at which the Company had sold shares pursuant to a private placement. See Note 4.

The Company recorded the entire $625,000 as goodwill. At December 31, 2007, management of the Company evaluated the carrying value of the goodwill related to its acquisition of Belarus and determined that it was impaired. Accordingly, the Company recorded an impairment charge of $625,000 which reduced the carrying value of its investment in Belarus to $0.

Note 4. Stockholders’ (Deficit)

During the period covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the “safe harbor” exemptions from registration, if such exemptions were found not to apply, this could have a material impact on the Company’s financial position and results of operations.

On May 24, 2007, the Company issued an aggregate of 36,473,800 shares of common stock to its three founders for services rendered. The shares were valued at the par value of the common stock of $0.0001. Accordingly, the Company recorded stock based compensation of $3,648 in connection with this issuance.

During the period ended December 31, 2007, the Company issued 184,000 shares of common stock pursuant to a private placement at a price of $0.50 per shares and received cash proceeds of $92,000.

During the period ended December 31, 2007, the Company issued an aggregate of 600,000 shares of common stock for services rendered and recorded stock based compensation of $300,000. The value ascribed to these shares of $0.50 per share was based on the price at which the Company had sold shares pursuant to a private placement.

On August 10, 2007, the Company issued 1,000,000 shares of common stock in connection with its acquisition of 100% of the issued and outstanding common stock of Belarus (See Note 3). The value ascribed to these shares of $0.50 per share was based on the price at which the Company had sold shares pursuant to a private placement.

As of December 31, 2007, the Company had not issued any stock options or common stock warrants.

Note 5. Stockholder Loans

During 2007, the Company borrowed an aggregate of $115,394 from three of its founding stockholders. These loans were utilized for general working capital purposes and to fund in part, the cash portion of the purchase of Belarus. A loan for $80,000 bears interest at 4% per annum commencing January 1, 2008, and is due on December 31, 2008, and the balance is non interest bearing and is due on demand.

Note 6. Subsequent Events

Subsequent to December 31, 2007, the Company issued 480,000 shares of common stock pursuant to a private placement at a price of $0.50 per share and received cash proceeds of $240,000.

Subsequent to December 31, 2007, the Company issued an aggregate of 50,000 shares of common stock for services rendered and recorded stock based compensation of $25,000. The value ascribed to these shares of $0.50 per share was based on the price at which the Company had sold shares pursuant to a private placement.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash	$28,884	$5,909
Loans receivable	2,000	-

TOTAL ASSETS	$30,884	$5,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$-	$1,100
Accrued expenses	30,000	20,000
Stockholders loans, net	108,491	115,394

Total current liabilities	138,491	136,494

Stockholders' deficit:
Common stock, $0.0001 par value, 100,000,000 shares authorized;
38,527,800 and 38,257,800 shares issued and outstanding, respectively	3,853	3,826
Additional paid-in capital	1,026,795	891,822
Deficit accumulated during the development stage	(1,138,255)	(1,026,233)

Total stockholders' deficit	(107,607)	(130,585)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$30,884	$5,909

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statements of Operations - Unaudited

			For the
			Period From
			May 21, 2007
			(Inception)
			Through
	Six Months Ended June,		June 30,
	2007	2008	2008

Sales	$-	$-	$-

Cost of sales	-	-	-

Gross profit	-	-	-

Costs and expenses:
General and administrative	-	112,022	209,607
Stock based compensation	3,648	-	303,648
Impairment of goodwill from acquisition of Belarus Capital Corp.	-	-	625,000

Total costs and expenses	3,648	112,022	1,138,255

Net loss	$(3,648)	$(112,022)	$(1,138,255)

Per share information - basic and diluted:
Loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding	36,473,800	38,364,064

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders' Deficit - Unaudited
Period From Inception (May 21, 2007) to June 30, 2008

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Par Value	Capital	Stage	Total

Issuance of common stock to founders at $.0001 per share	36,473,800	$3,648	$-	$-	$3,648
Issuance of common stock for cash at $.50 per share	184,000	18	91,982	-	92,000
Issuance of common stock for services at $.50 per share	600,000	60	299,940	-	300,000
Issuance of common stock in connection at $.50 per share with acquisition of Belarus Capital Corp. at $.50 per share	1,000,000	100	499,900	-	500,000
Net loss	-	-	-	(1,026,233)	(1,026,233)

Balance - December 31, 2007	38,257,800	3,826	891,822	(1,026,233)	(130,585)

Issuance of common stock for cash at $.50 per share	270,000	27	134,973	-	135,000
Net loss	-	-	-	(112,022)	(112,022)

Balance - June 30, 2008	38,527,800	$3,853	$1,026,795	$(1,138,255)	$(107,607)

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows - Unaudited

			For the
			Period From
			May 21, 2007
			(Inception)
			Through
	Six Months Ended June,		June 30,
	2007	2008	2008

Cash flows from operating activities:
Net loss	$(3,648)	$(112,022)	$(1,138,255)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock-based compensation	3,648	-	303,648
Impairment of goodwill from the acquisition of Belarus Capital Corp.	-	-	625,000
Changes in operating assets and liabilities:
(Increase) in loans receivable	-	(2,000)	(2,000)
(Decrease) in accounts payable	-	(1,100)	-
Increase in accrued expenses	-	10,000	30,000

Net cash used in operating activities	-	(105,122)	(181,607)

Cash flows from investing activities:
Cash used in acquisition of Belarus Capital Corp.	-	-	(125,000)

Net cash used in investing activities	-	-	(125,000)

Cash flows from financing activities:
Common stock issued for cash	-	135,000	227,000
Loans from stockholders, net of repayments	-	(6,903)	108,491

Net cash provided by financing activities	-	128,097	335,491

Net increase in cash	-	22,975	28,884
Cash - beginning of period	-	5,909	-

Cash - end of period	$-	$28,884	$28,884

Supplemental Cash Flow Information:
Value of common stock issued as consideration in acquisition of Belarus Capital Corp.	$-	$-	$500,000

See the accompanying notes to the financial statements.

XTREME PRODUCTS INC.
(A Development Stage Company)
Notes To Consolidated Financial Statements
JUNE 30, 2008
(UNAUDITED)
(1)	Basis Of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of and for the period ended December 31, 2007, including notes thereto.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive commons stock equivalents are not considered in the computation.

(3)	Basis of Reporting

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. From inception to June 30, 2008, the Company incurred net losses of $1,138,255 and for the six months ended June 30, 2008, the Company incurred a net loss of $112,022. In addition, the Company has a working capital deficit of $107,607 at June 30, 2008. In addition, the Company has no revenue generating operations.

The Company’s ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to establish its revenue base. Failure to secure such financing or to raise additional equity capital and to establish its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4)	Stockholders’ Deficit

During the six months ended June 30, 2008, the Company issued 270,000 shares of common stock pursuant to a private placement at a price of $0.50 per share and received cash proceeds of $135,000.

(5)	Subsequent Events

Subsequent to June 30, 2008, the Company issued 210,000 shares of common stock pursuant to a private placement at a price of $0.50 per share and received cash proceeds of $105,000.

Subsequent to June 30, 2008, the Company issued an aggregate of 50,000 shares of common stock for services rendered and recorded stock based compensation of $25,000. The value ascribed to these shares of $0.50 per share was based on the price at which the Company had sold shares pursuant to a private placement.